Exhibit 10.3

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of March 30, 2017 by and among Apollo Medical Holdings, Inc., a Delaware corporation (“Parent”), Apollo Acquisition Corp., a California corporation (“Merger Sub”), Network Medical Management, Inc., a California corporation (the “Company”), and Kenneth Sim, M.D. (the “Shareholders’ Representative”). Parent, Merger Sub, the Company and the Shareholders’ Representative shall sometimes be referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used herein have the meanings ascribed to them in Article XIII of the Merger Agreement.

WHEREAS, Parent, the Company, Merger Sub and the Shareholders’ Representative are parties to the Agreement and Plan of Merger dated as of December 21, 2016 (the “Merger Agreement”);

WHEREAS, Section 12.6 of the Merger Agreement provides that the Merger Agreement may not be amended except by a written amendment signed by all of the Parties thereto; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment to Section 2.1(b)(ii). Section 2.1(b)(ii) of the Merger Agreement is hereby amended and restated as follows:

“(ii)        Subject to Sections 2.1(b)(i) and 2.8, each Company Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive such number of fully paid and nonassessable Parent Shares that would result in the Shareholders having a right to receive an aggregate number of Parent Shares immediately following the Effective Time that represents eighty-two percent (82%) of the total issued and outstanding Parent Shares immediately following the Effective Time, assuming there are no Dissenting Shareholder Interests as of the Effective Time (the “Exchange Ratio”). Notwithstanding the foregoing, and for the avoidance of doubt, for purposes of calculating the Exchange Ratio, the aggregate number of Parent Shares held by the Shareholders immediately following the Effective Time shall exclude (i) any Parent Shares owned by the Shareholders immediately prior to the Effective Time, (ii) the Parent Warrants, and (iii) any Parent Shares issued or issuable to the Shareholders pursuant to the exercise of the Parent Warrants. Notwithstanding the foregoing, and for the avoidance of doubt, for purposes of calculating the Exchange Ratio, the total number of issued and outstanding Parent Shares immediately following the Effective Time shall exclude four hundred ninety-nine thousand (499,000) Parent Shares issued or issuable pursuant to the Securities Purchase Agreement dated as of March 30, 2017, between Parent and Alliance Apex, LLC (the “Purchase Agreement”). All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Company Shares (each, a “Certificate”) and each holder of Company Shares held in book-entry form shall, in each case, cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional Parent Shares to be issued or paid in consideration therefor, and any rights to which holders of Company Shares become entitled in accordance with Section 3.16.”

2.           Amendment to Section 2.3. Section 2.3 of the Merger Agreement is hereby amended and restated as follows:

“2.3        Merger Consideration. Subject to the terms and conditions of this Agreement, the aggregate consideration to be paid by Parent shall be the Merger Consideration. The “Merger Consideration” is an amount equal to the total of:

•	Ninety percent (90%) of the aggregate number of Parent Shares the Shareholders are entitled to receive pursuant to Section 2.1(b)(ii) (the “Closing Share Payment”), plus

•	the remainder, if any, from the holdback shares (initially, ten percent (10%) of the aggregate number of Parent Shares the Shareholders are entitled to receive pursuant to Section 2.1(b)(ii) (the “Holdback Shares”)), plus

•	Eight hundred fifty thousand (850,000) warrants of the Parent exercisable at eleven dollars ($11.00) per share (the “Closing Warrant Payment” and together with the Closing Share Payment, the “Closing Payment”).”

3.            Amendment to Section 2.4(b). Section 2.4(b) of the Merger Agreement is hereby amended and restated as follows:

“(b)        Deposit of Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the Shareholders, in accordance with this Article II and through the Exchange Agent, sufficient cash, the Closing Warrant Payment and Parent Shares to make all other deliveries pursuant to this Article II; provided, however, that if the Closing Payment shall for any reason not include sufficient cash, warrants or Parent Shares to make all such deliveries, upon notice thereof from the Exchange Agent to Parent, at or prior to the Effective Time, Parent shall from time to time promptly deposit with the Exchange Agent sufficient cash, warrants and Parent Shares to make such Closing Payment. Any cash, warrants or Parent Shares deposited with the Exchange Agent shall be collectively referred to as the “Exchange Fund.””

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4.            Amendment to Section 2.15. Section 2.15 of the Merger Agreement is hereby amended and restated as follows:

“2.15      Consideration Spreadsheet. At least three (3) Business Days before the Closing Date, the Company shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), certified by the President of the Company, which shall set forth, as of the Closing Date, (i) such Person’s address and, if available to the Company, social security number (or tax identification number, if applicable), (ii) the number of Company Shares held by such Person, (iii) the respective certificate number(s) representing such Company Shares, (iv) the respective date(s) of acquisition of such Company Shares, (v) the Pro Rata Portion applicable to such Person, (vi) the number of Parent Shares issuable to such Person at the Closing in respect of such Company Shares, (vii) the number of Parent Shares comprising the Holdback Shares on behalf of such Person, (viii) the number of warrants of Parent (from the Closing Warrant Payment) issuable to such Person at the Closing based on the Pro Rata Portion applicable to such Person, (ix) any amounts required to be withheld and (x) such other information relevant thereto or that Parent may reasonably request.”

5.           Amendment to Section 6.3(c)(i). Section 6.3(c)(i) of the Merger Agreement is hereby amended and restated as follows:

“(i)         deposit of the Closing Payment in such manner as designated by the Exchange Agent;”

6.            Amendment to Section 13.1. The following definitions are hereby added to Section 13.1 of the Merger Agreement:

“Closing Payment” has the meaning set forth in Section 2.3.

“Closing Warrant Payment” has the meaning set forth in Section 2.3.

“Purchase Agreement” has the meaning set forth in Section 2.1(b)(ii).

7.            Effect of Amendment. Except as expressly set forth in this Amendment, the Merger Agreement remains unchanged and in full force and effect.

8.            Governing Law; Exclusive Jurisdiction. All disputes, claims or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California

9.            Execution of Amendment; Counterparts; Electronic Signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of copies of this Amendment and signature pages by facsimile transmission, by electronic mail in portable document format form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes.

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10.          Modification. This Amendment may not be amended except by a written amendment signed by all of the Parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

PARENT:	Apollo Medical Holdings, Inc., a Delaware corporation

By: /s/ Warren Hossenion
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

MERGER SUB:	Apollo Acquisition Corp., a California corporation

By: /s/ Warren Hosseinion
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

THE COMPANY:	Network Medical Management, Inc., a California corporation

By: /s/ Thomas Lam
Name: Thomas Lam
Title: CEO

SHAREHOLDERS’ REPRESENTATIVE:	/s/ Kenneth Sim
Kenneth Sim, M.D.